EXHIBIT 6


                      TRANSACTIONS IN SHARES OF THE COMPANY
                      -------------------------------------


The Reporting Persons engaged in the following transactions in shares of Common Stock during the past 60 days or since the filing of Amendment No. 1, whichever is less. All transactions were effected on the New York Stock Exchange.

        Reporting
       Person With                                                                                 Price Per
         Direct                                                                                      Share
       Beneficial                Date of               Type of                Number of           (Excluding
        Ownership              Transaction           Transaction               Shares             Comission)
        ---------              -----------           -----------               ------             ----------
           NAP                   1/19/99               Purchase                102,000              10.875
           NAP                   1/19/99               Purchase                 15,000              10.875
           NAP                   1/19/99               Purchase                 40,000              10.875
           NAP                   1/19/99               Purchase                  8,300              10.875
           NAP                   1/19/99               Purchase                 35,100              10.875
           NAP                   1/19/99               Purchase                  6,500              10.8125
           NAP                   1/20/99                 Sale                    5,000              10.6875
           NAP                   1/20/99                 Sale                   15,000              10.625
           NAP                   1/20/99                 Sale                    7,500              10.5
           NAP                   1/20/99                 Sale                    7,500              10.375
           NAP                   1/20/99                 Sale                   25,000              10.125
